UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2010
PRAXAIR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11037	06-124-9050

(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113

(Address of principal executive offices)	(Zip Code)
(203) 837-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Praxair, Inc. was held on April 27, 2010.
Nine directors were elected at the meeting to serve until the 2011 annual meeting of shareholders, and until his or her successor is elected and qualified. The vote results were as follows, with each nominee having received at least 94.7% of the votes cast for his or her election:

			Broker
Director Nominees	Votes For	Votes Withheld	Non-Votes
Stephen F. Angel	236,904,294	4,733,251	21,966,562
Nance K. Dicciani	240,762,316	875,229	21,966,562
Edward G. Galante	240,794,942	842,603	21,966,562
Claire W. Gargalli	237,847,431	3,790,114	21,966,562
Ira D. Hall	239,698,598	1,938,947	21,966,562
Raymond W. LeBoeuf	237,808,362	3,829,183	21,966,562
Larry D. McVay	239,704,303	1,933,242	21,966,562
Wayne T. Smith	228,876,322	12,761,223	21,966,562
Robert L. Wood	240,740,888	896,657	21,966,562
Shareholders also voted upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor. Having received the affirmative vote of the holders of more than a majority of the votes cast at the meeting, the proposal was approved. The vote was 259,417,382 shares voted for, 3,775,293 shares voted against, 411,432 shares abstained and 0 shares that were broker non-votes. The shares voted FOR the proposal represented 98.6% of the votes cast.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant
Date : April 28, 2010	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary